Exhibit 10.12

OPTION AGREEMENT (the "Agreement") made this 20th day of August, 2007 between IP timize, Inc., a Minnesota corporation with offices at 2135 S. Cherry St., Suite 200, Denver, CO. 80222 (the “Grantor ”), and (NAME) residing at, ______________________ , (STATE) (ZIP) (the "Holder"). The Holder and the Grantor are hereinafter collectively referred to as the "Parties" and individually as a "Party".

W I T N E S S E T H

WHEREAS , the Holder has been acting as an executive officer of the Grantor since 1998 and entered into an employment agreement with the Grantor effective October 1, 2005 which agreement did not provide for the issuance of stock options; and

WHEREAS, the Holder desires to be issued an exclusive, non-transferable five year option (the “Option” .to purchase and aggregate of (XXX,XXX) shares of the Grantor’s Common Stock, no par value per share (the “Option Shares”); and

WHEREAS, the Grantor is willing to grant the Option to the Holder to purchase the Option Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the Option Payment as that term is defined in Section 1 below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and accepted, the Parties hereby jointly and severally represent, warrant, covenant and agree as follows:

1.      Grant of Option. In consideration of the sum of $xxxx, the receipt and adequacy of which is hereby acknowledged and accepted by the Grantor (the "Option Payment"), the Grantor hereby irrevocably grants the Option to the Holder and the Holder hereby accepts the Option from the Grantor. The Option shall vest at the rate of XX,XXX Option Shares per calendar quarter (the commencing on September 1, 2007 until fully vested; and shall be exercisable quarterly at any time and from time to time following a vested quarter commencing on January 1, 2008 for the first vesting quarter ending December 31, 2007. The Option shall expire on the fifth anniversary of the date of this Agreement (the “Option Period”).

2.       Exercise Price. During the Option Period, the Holder shall be entitled to exercise the Option and purchase the Option Shares from the Grantor at a price of $.XX per Option Share or an aggregate of $XXX,XXX (the "Exercise Price"). The Exercise Price, which represents the fair market value of the Option Shares as of the date of this Agreement, shall be payable in cash, by certified, cashiers or bank check or wire transfer on the Closing Dates (as that term is hereinafter defined) or by the Holder’s personal check which shall be subject to collection.

3.      Exercise of the Option. The Option shall be exercisable by the Holder furnishing the Grantor with written notice of his intention to exercise the same (the "Option Notice"). The Option shall only be exercisable with respect to quarterly vested Option Shares. The Option Notice shall set a closing date not more than 20 days after the date of the Option Notice but not later than the expiration of the Option Period where of the vested Option Shares shall take place (a "Closing Date"). On a Closing Date, the purchase of the vested Option Shares shall take place at the offices of the Grantor or at such other place as the Parties shall mutually agree. In the event the Holder fails to exercise the Option and set a Closing Date before the expiration of the Option Period, the Grantor shall be entitled to retain the Option Payment without further notice to the Holder and this Agreement shall thereafter be and be deemed to be null and void and of no further force or effect.

4.      Closing . On a Closing Date, the Grantor shall deliver a certificate or certificates representing the number of quarterly vested Option Shares to the Holder or the Holder's designated recipient(s) in such denominations as the Holder shall specify in writing against payment in full for all of the quarterly vested Option Shares. The Holder shall furnish the Grantor written notice at least five days in advance of the Closing Date as to the name and address of the recipient of the quarterly vested Option Shares and the denominations of the certificates representing the same.

5.      Representation, Warranties and Covenants of the Grantor. The Grantor hereby represents and warrants to and covenants with the Holder as follows:

          A.     The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own or lease its properties, carry on its business as now conducted, enter into this Agreement and perform its obligations hereunder in the time and manner contemplated;

B.     The Grantor has the power, right and authority to execute and perform this Agreement and the execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any provisions of law, or any existing agreement, indenture or other instrument to which the Grantor is a party or by which the Option or the Option Shares may be bound or affected in any manner whatsoever;

C.     The Option Shares when originally issued to the Holder will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof;

D.      The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transaction made the subject hereof have been approved by the Grantor’s Board of Directors, and no other corporate action or proceeding on the part of the Grantor is necessary to authorize this Agreement and the transactions contemplated hereby; and

F. The representations and warranties of the Grantor herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

6.    Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to and covenants with the Grantor as follows:

          A.     The Holder has the power, right and authority to execute and perform this Agreement and the execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any provisions of law, or any existing agreement, indenture or other instrument to which the Holder is a party;

B.       The Holder acknowledges and accepts that the Option Shares are restricted securities as that term is defined under the Securities Act of 1033, as amended (the “Securities Act”). Accordingly, and only in the event the Holder exercises the Option, the Holder hereby acknowledges that until and unless the same are registered under the Securities Act: (i) he will be acquiring the Option Shares solely for his own account, for investment purposes and without a view towards the resale or distribution thereof; (ii) the Option Shares will be subject of stop transfer orders on the books and records of the Company’s transfer agent and shall be imprinted with a standard form of restrictive legend; and (iii ) any sale or transfer of the Option Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder;

C.     The representations and warranties contained in this Section 6 shall supersede any and all previous written or oral statements made by the Grantor to the Holder with respect to the Option or the number of Option Shares;

D.     The Holder has had access to such records of the Grantor as the Holder desires to examine and is relying and entering into this Agreement upon the Holder's own independent findings concerning the Grantor's business prospects and the value of the Option Shares, and not upon any representation, statement or warranty of the Grantor or any obligation of the Grantor to make any such representation, statement or warranty; and

E.     The representations and warranties of the Holder herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

7.      Representations; Performance of Obligations. All representations and warranties of the Grantor and the Holder in this Agreement shall remain true and correct as of a Closing Date and the Grantor and the Holder shall, on or before a Closing Date, have performed all of their respective obligations hereunder which by the terms hereof are to be performed by the Holder and/or the Grantor on or before a Closing Date.

8.      Survival of Representations and Warranties. The representations and warranties of the Grantor and the Holder herein are material, shall be deemed to have been relied upon by the other Party and shall survive a Closing for 12 months, regardless of any investigation, and shall not merge in the performance of any obligation by any party hereto.

9.      Expenses .     Regardless of whether or not the transaction contemplated herein is consummated, each Party shall promptly pay, shall be responsible for, and account for all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

    10.      Termination . This Agreement may be terminated by either Party in accordance with the terms and conditions of a written consulting agreement between the Grantor and the Holder dated August 20, 2007, or by the failure of the Holder to exercise the Option and to close before the expiration of the Option Period.

     11.      Effect on Termination.   In the event of termination of this Agreement as provided in Section 10, this Agreement shall forthwith become null and void and there shall be no further liability on the part of the Grantor or the Holder. Termination of this Agreement by either the Grantor or the Holder as a result of the breach of the terms and conditions hereof by the other shall not relieve any Party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

     12.      Amendment and Assignment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. This Agreement shall not be assignable under any circumstances.

     13.      Binding Effect.  All of the terms and provisions of the Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, representatives, executors, administrators, successors and assigns of the Parties hereto.

     14.      Entire Agreement.  Each of the Parties hereto, covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement and that there exists no oral agreement or understanding express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, impaired or affected. There are no representations, warranties or covenants other than those set forth herein.

     15.     Governing Law. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado, irrespective of the place of domicile or residence of either Party.

     16.     Arbitration . The Parties agree that in the event of a controversy arising out of the interpretation, construction, performance or breach of the Agreement, any and all claims arising out of or relating to this Agreement shall be settled by arbitration according to the Commercial Arbitration Rules of the American Arbitration Association located in the City of Denver, Colorado before a single arbitrator, except as provided below. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The parties hereby agree and consent that service of process in any such arbitration proceeding outside the City of Denver, Colorado shall be tantamount to service in person within City of Denver, Colorado, and shall confer personal jurisdiction on the American Arbitration Association. In any dispute where a party seeks Fifty Thousand Dollars ($50,000.00) or more in damages, three (3) arbitrators will be employed, one selected by the Grantor, one by the Holder and the third by the two selected arbitrators. In resolving all disputes between the parties, the arbitrators will apply the law of the State of Colorado, except as may be modified by this Agreement. The arbitrators are, by this Agreement, directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

            The arbitrators will resolve any discovery disputes by such pre-hearing conferences as may be needed. Each Party hereby agrees and consents that the arbitrators and any counsel of record to the proceeding will have the power of subpoena process as provided by law. Notwithstanding the foregoing, if a dispute arises out of or related to this Agreement, or the breach thereof, before resorting to arbitration the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association.

17.      Originals .   This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

18.      Addresses of the Parties. Each Party shall at all times keep the other Party informed of his or its principal place of business if different from that stated herein, and promptly notify the other of any change, giving the address of the new principal place of business.

19.      Notices . All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered in hand or transmitted by facsimile (if followed by a copy by mail within three (3) business days) or by priority overnight package delivery service or if telegraphed or mailed by certified or registered mail to the address appearing above.

IN WITNESS WHEREOF, the Grantor and the Holder have executed this Agreement as of the date first set forth above.

IPTIMIZE, INC.,
a Minnesota corporation

By: _______________________

Name, President

___________________________
Name, Individual